Exhibit 16.1

October 27, 2004

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re:  Genex Pharmaceutical, Inc.
     File No. 333-102118

We have read the statements that we understand Genex Pharmaceutical, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/s/  Kabani & Company, Inc.

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